                                          EXHIBIT 10.10


                               SUN COMPANY, INC.
                   EXECUTIVE LONG-TERM STOCK INVESTMENT PLAN


                                   ARTICLE I

                                    General

       1.1 PURPOSE. The purposes of this Sun Company, Inc. Executive Long-Term Stock Investment Plan (the "Plan") are to: (1) better align the interests of shareholders and management of Sun Company, Inc. and its subsidiaries and affiliates (collectively referred to as the "Company") by creating a direct linkage between participants' rewards and shareholders' gains; (2) provide management with an equity ownership in Sun Company, Inc. commensurate with Company performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and (4) provide an incentive to management for continuous employment with the Company.

       1.2 ADMINISTRATION. (a) The Plan shall be administered by a Committee of disinterested persons appointed by the Board of Directors of Sun Company, Inc. (the "Committee"), as constituted from time to time. The Committee shall consist of at least two members of the Board of Directors. During the year prior to commencement of service on the Committee, the Committee members will not have participated in, and while serving on the Committee, such members shall not be eligible for selection as persons to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted under the Plan or any other discretionary plan of the Company under which participants are entitled to acquire stock, stock options or stock appreciation rights of Sun Company, Inc.

       (b) The Committee shall have the authority, in its sole discretion and from time to time to: (i) designate the employees or classes of employees eligible to participate in the Plan; (ii) grant awards provided in the Plan in such form and amount as the Committee shall determine; (iii) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and (iv) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

       (c) Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable
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     for any action taken or decision made in good faith relating to the Plan or any award thereunder.

       1.3 ELIGIBILITY FOR PARTICIPATION. Participants in the Plan shall be selected by the Committee from the executive officers and other key employees of the Company who occupy responsible managerial or professional positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

       1.4 TYPES OF AWARDS UNDER PLAN. Awards under the Plan may be in the form of any one or more of the following:

      (i)   Stock Options, as described in Article II;

      (ii)  Incentive Stock Options, as described in Article III;

      (iii) Reload Options (referred to and generally described as "Equity Options"), as described in Article IV;

      (iv)  Alternate Appreciation Rights, as described in Article V;

      (v)   Limited Rights, as described in Article VI; and/or

      (vi)  Restricted Stock Units, as described in Article VII.

       1.5 AGGREGATE LIMITATION ON AWARDS. (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of Sun Company, Inc. ("Common Stock"). The maximum number of shares of Common Stock which may be issued under the Plan shall be 5.8 million.

       (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan: (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of a Stock Option, Incentive Stock Option or Reload Option; (ii) only the shares issued (including the shares, if any, withheld for tax withholding requirements) as a result of an exercise of Alternate
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     Appreciation Rights shall be counted; and (iii) only the net shares issued
     (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Stock Option, Incentive Stock Option or Reload Option.

       (c) In addition to shares of Common Stock actually issued pursuant to the exercise of Stock Options, Incentive Stock Options, Reload Options or Alternate Appreciation Rights, there shall be deemed to have been issued a number of shares equal to the sum of

          (i) the number of shares of Common Stock in respect of which Limited Rights (as described in Article VI) shall have been exercised, and (ii) the number of Restricted Stock Units (as described in Article VII), the value of which the Company shall have paid under the Plan.

       (d) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option, Incentive Stock Option or Reload Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option, Incentive Stock Option or Reload Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to a Stock Option, Incentive Stock Option or Reload Option which are not issued as a result of the exercise of Limited Rights shall not again be available for issuance under the Plan.

       1.6 EFFECTIVE DATE AND TERM OF PLAN. (a) The Plan shall become effective on the date approved by the holders of a majority of the shares of Common Stock voting at the 1991 Annual Meeting of Shareholders of Sun Company, Inc.

       (b) No awards shall be made under the Plan after the last day of the Company's 1996 fiscal year provided, however, that the Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

       1.7 PRIOR PLAN. Effective on December 31, 1991, no further awards shall be made under the Sun Company, Inc. Long-Term Incentive Plan adopted in May, 1986 provided, however, that any rights theretofore granted under that plan shall not be affected.
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                                   ARTICLE II

                                 Stock Options

       2.1 AWARD OF STOCK OPTIONS. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Committee. The date a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a participant pursuant to the Plan.

       2.2 STOCK OPTION AGREEMENTS. The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

       2.3 STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted.

       2.4 TERM AND EXERCISE. Each Stock Option shall be fully exercisable six months from the date of its grant and unless a shorter period is provided by the Committee or by another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "option term"). No Stock Option shall be exercisable after the expiration of its option term.

       2.5 MANNER OF PAYMENT. Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares with cash or with Common Stock. All shares of Common Stock issued under the Sun Company, Inc. Executive Long-Term Incentive Plan, the Sun Company, Inc. Long-Term Incentive Plan or this Plan must be held at least six months before they may be used as payment of the option price.

       2.6 RESTRICTION ON CERTAIN SHARES. As soon as practicable after receipt of payment, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. The optionee shall become a shareholder of the

     Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder. Notwithstanding the foregoing, a number of shares of Common Stock received upon the exercise of the options shall be subject to certain restrictions. The number of shares subject to the restrictions shall be determined based on the optionee's method of financing the payment of the option price. If the optionee finances the option exercise by borrowing money which is secured by unrestricted shares of Common Stock which will be sold to repay the loan, the number of shares subject to the restrictions shall be equal to the total number of shares received in the exercise of the option minus (i) the number of shares that needed to be sold in order to satisfy the loan, including interest thereupon, and any brokerage commissions involved in the sale of such stock and (ii) the number of shares which have a fair market value on the date of the option exercise equal to the applicable federal, state and local withholding tax on the option exercise. If the optionee finances the payment of the option price by any other method, the number of shares subject to the restrictions shall be equal to the total number of shares received in the exercise of the option minus (i) the number of shares which have a fair market value on the date of the option exercise equal to the total amount paid for all the shares received in the option exercise and (ii) the number of shares which have a fair market value on the date of the option exercise equal to the applicable federal, state and
     local withholding tax on the option exercise.   The restrictions on these
     shares of Common Stock shall be as follows:

          (a) the optionee shall be prohibited from the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earlier of the expiration of the option term or termination of the optionee's employment for any reason. Notwithstanding the foregoing, six months after the exercise of the option, such shares of Common Stock may be used as payment of the option price of shares issued upon the exercise of other Stock Options. However, all such shares issued will be restricted shares.

          (b) The restrictions shall apply to any new, additional or different securities the optionee may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.
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          (c) Until such time as the restrictions hereunder lapse, the share certificate representing such shares shall contain a restrictive legend evidencing said restrictions. Alternatively, the optionee shall be required to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

       2.7 DEATH OF OPTIONEE. (a) Upon the death of the optionee, any rights to the extent exercisable on the date of death may be exercised by the optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining option term of the Stock Option and one year after the optionee's death.

       (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any Stock Options exercisable on the date of death.

       2.8 RETIREMENT OR DISABILITY. Upon termination of the optionee's employment by reason of retirement or permanent disability (as each is determined by the Committee), the optionee may, within 36 months from the date of termination, exercise any Stock Options to the extent such options are exercisable during such 36-month period.

       2.9 TERMINATION FOR OTHER REASONS. Except as provided in Sections 2.7 and 2.8, or except as otherwise determined by the Committee, all Stock Options shall terminate upon the termination of the optionee's employment; provided, however, that the Limited Rights (described herein at Article VI) awarded in tandem with such Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any optionee who:

       (a) was employed by the Company at the time of the Change in Control and is subsequently terminated by the Company other than for just cause; or

       (b) voluntarily terminates if such termination was the result of a good faith determination by the optionee that, as a result of the Change in Control, he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control.
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       As used herein, "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony or excessive absenteeism unrelated to illness.

       2.10 EFFECT OF EXERCISE. The exercise of any Stock Option shall cancel that number of related Alternate Appreciation Rights and/or Limited Rights, if any, which is equal to the number of shares of Common Stock purchased pursuant to said options.


                                  ARTICLE III

                            Incentive Stock Options

       3.1 AWARD OF INCENTIVE STOCK OPTIONS. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of options to a participant pursuant to the Plan.

       Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

       3.2 INCENTIVE STOCK OPTION AGREEMENTS. The grant of an Incentive Stock Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option (the "optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

       3.3 INCENTIVE STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.
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       3.4  TERM AND EXERCISE.  Each Incentive Stock Option shall be fully exercisable six months from the date of its grant and unless a shorter period is provided by the Committee or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "option term"). No Incentive Stock Option shall be exercisable after the expiration of its option term.

       3.5 MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT. The aggregate fair market value (determined on the date the option is granted) of Common Stock subject to an Incentive Stock Option granted to an optionee by the Committee in any calendar year shall not exceed $100,000.

       3.6 DEATH OF OPTIONEE. (a) Upon the death of the optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the optionee, provided that such exercise occurs within both the remaining option term of the Incentive Stock Option and one year after the optionee's death.

       (b) The provisions of this Section shall apply notwithstanding the fact that the optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

       3.7 RETIREMENT OR DISABILITY. Upon the termination of the optionee's employment by reason of permanent disability or retirement (as each is determined by the Committee), the optionee may, within 36 months from the date of such termination of employment, exercise any Incentive Stock Options to the extent such Incentive Stock Options are exercisable during such 36-month period. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 upon the exercise of an Incentive Stock Option will not be available to an optionee who exercises any Incentive Stock Option more than (i) 12 months after the date of termination of employment due to permanent disability or
     (ii) three months after the date of termination of employment due to retirement.

       3.8 TERMINATION FOR OTHER REASONS. Except as provided in Sections 3.6 and 3.7 or except as otherwise determined by the Committee, all Incentive Stock Options shall terminate upon the termination of the optionee's employment; provided, however, that the Limited Rights (described herein at Article VI) awarded in tandem with such Incentive Stock Options shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any optionee who:

       (a) was employed by the Company at the time of the Change in Control and is subsequently terminated by the Company other than for just cause; or

       (b) voluntarily terminates if such termination was the result of a good faith determination by the optionee that, as a result of the Change in Control, he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control.

       As used herein, "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony or excessive absenteeism unrelated to illness."

       3.9 APPLICABILITY OF STOCK OPTIONS SECTIONS. Sections 2.5, Manner of Payment; 2.6, Restrictions on Certain Shares; and 2.10, Effect of Exercise, applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as though fully set forth herein.


                                   ARTICLE IV

                                 Reload Options

       4.1 AUTHORIZATION OF RELOAD OPTIONS. Concurrently with the award of Stock Options and/or the award of Incentive Stock Options to any participant in the Plan, the Committee may authorize reload options ("Reload Options") to purchase for cash or shares a number of shares of Common Stock. The number of Reload Options (which are referred to and generally described as "Equity Options") shall equal (i) the number of shares of Common Stock used to exercise the underlying Stock Options or Incentive Stock Options and (ii) to the extent authorized by the Committee, the number of shares of Common Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying Stock Options or Incentive Stock Options. The grant of a Reload Option will be effected upon the exercise of underlying Stock Options, Incentive Stock Options or Reload Options through the use of shares of Common Stock held by the optionee for at least 12 months. Notwithstanding the fact that the underlying option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986.

       4.2 RELOAD OPTION AMENDMENT. Each Stock Option Agreement and Incentive Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Stock Options and/or Incentive Stock Options. Upon the exercise of an underlying Stock Option, Incentive Stock Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement or Incentive Stock Option Agreement.

       4.3 RELOAD OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of a Reload Option shall be the fair market value of a share of Common Stock on the date of grant of the Reload Option.

       4.4 TERM AND EXERCISE. Each Reload Option is fully exercisable six months from the effective date of grant. The term of each Reload Option shall be equal to the remaining option term of the underlying Stock Option and/or Incentive Stock Option.

       4.5 TERMINATION OF EMPLOYMENT. No additional Reload Options shall be granted to optionees when Stock Options, Incentive Stock Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the optionee's employment.

       4.6 APPLICABILITY OF STOCK OPTIONS SECTIONS. Sections 2.5, Manner of Payment; 2.6, Restrictions on Certain Shares; 2.7, Death of Optionee; 2.8, Retirement or Disability; 2.9, Termination for Other Reasons; and 2.10, Effect of Exercise, applicable to Stock options, shall apply equally to Reload Options. Said Sections are incorporated by reference in this
     Article IV as though fully set forth herein.


                                   ARTICLE V

                         Alternate Appreciation Rights

       5.1 AWARD OF ALTERNATE APPRECIATION RIGHTS. Concurrently with or subsequent to the award of any Stock Option, Incentive Stock Option or Reload Option to purchase one or more shares of Common Stock, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee with respect to each share of Common Stock, a related alternate appreciation right ("Alternate Appreciation Right"), permitting the optionee to be paid the appreciation on the option in lieu of exercising the option.

       5.2 ALTERNATE APPRECIATION RIGHTS AGREEMENT. Alternate Appreciation Rights shall be evidenced by written agreements in such form as the Committee may from time to time determine.

       5.3 EXERCISE. An optionee who has been granted Alternate Appreciation Rights may, from time to time, in lieu of the exercise of an equal number of options, elect to exercise one or more Alternate Appreciation Rights and thereby become entitled to receive from the Company payment in Common Stock the number of shares determined pursuant to Sections 5.4 and 5.5.
     Alternate Appreciation Rights shall be exercisable only to the same extent and subject to the same conditions as the options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Appreciation Rights.

       5.4 AMOUNT OF PAYMENT. The amount of payment to which an optionee shall be entitled upon the exercise of each Alternate Appreciation Right shall be equal to 100% of the amount, if any, by which the fair market value of a share of Common Stock on the exercise date exceeds the fair market value of a share of Common Stock on the date the option related to said Alternate Appreciation Right was granted.

       5.5 FORM OF PAYMENT. The number of shares to be paid shall be determined by dividing the amount of payment determined pursuant to Section
     5.4 by the fair market value of a share of Common Stock on the exercise date of such Alternate Appreciation Rights. As soon as practicable after exercise, the Company shall deliver to the optionee a certificate or certificates for such shares of Common Stock. All such shares shall be issued with the rights and restrictions specified in Section 2.6.

       5.6 EFFECT OF EXERCISE. The exercise of any Alternate Appreciation Rights shall cancel an equal number of Stock Options, Incentive Stock Options, Reload Options and Limited Rights, if any, related to said Alternate Appreciation Rights.

       5.7 RETIREMENT OR DISABILITY. Upon termination of the optionee's employment (including employment as a director of the Company after an optionee terminates employment as an officer or key employee of the Company) by reason of permanent disability or retirement (as each is determined by the Committee), the optionee may, within six months from the date of such termination, exercise any Alternate Appreciation Rights to the extent such Alternate Appreciation Rights are exercisable during such six-month period.

       5.8  DEATH OF OPTIONEE OR TERMINATION FOR OTHER REASONS.
     Except as provided in Section 5.7, or except as otherwise determined by the Committee, all Alternate Appreciation Rights shall terminate upon the termination of the optionee's employment or upon the death of the optionee; provided, however, that the Limited Rights (described herein at Article VI) awarded in tandem with such Alternate Appreciation Rights shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any optionee who:

       (a) was employed by the Company at the time of the Change in Control and is subsequently terminated by the Company other than for just cause; or

       (b) voluntarily terminates if such termination was the result of a good faith determination by the optionee that, as a result of the Change in Control, he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control.

       As used herein, "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony or excessive absenteeism unrelated to illness."


                                   ARTICLE VI

                                 Limited Rights

       6.1 AWARD OF LIMITED RIGHTS. Concurrently with or subsequent to the award of any Stock Option, Incentive Stock Option, Reload Option or Alternate Appreciation Right, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the optionee with respect to each share of Common Stock, a related limited right permitting the optionee, during a specified limited time period, to be paid the appreciation on the option in lieu of exercising the option ("Limited Right").

       6.2 LIMITED RIGHTS AGREEMENT. Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

       6.3 EXERCISE PERIOD. Limited Rights are exercisable in full for a period of seven months following the date of a Change in Control of Sun Company, Inc. (the "Exercise Period"); provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of the six-month period following the date of grant. As used in the Plan, a "Change in Control" shall be deemed to have occurred if: (i) Continuing Directors cease, within one year of a Control Transaction, to constitute a majority of the Board (or of the Board of Directors of any successor to Sun Company, Inc., or to all or substantially all of its assets) or (ii) any entity, person or Group acquires shares of Sun Company, Inc. in a transaction or series of transactions that result in such entity, person or Group directly or indirectly owning beneficially more than fifty percent (50%) of the outstanding voting shares.

       As used herein, "Control Transaction" shall mean any of the following transactions or any combination thereof: (1) any tender offer for or acquisition of capital stock of Sun Company, Inc., (2) any merger, consolidation or sale of all or substantially all of the assets of Sun Company, Inc., or (3) the submission of a nominee or nominees for the position of director of Sun Company, Inc. by a shareholder or a Group of shareholders in a proxy solicitation or otherwise. As used herein, "Continuing Director" shall mean a Director who was a member of the Board of Directors immediately prior to a Control Transaction which results in a Change in Control. As used herein, "Group" shall mean persons who act in concert as described in Sections 13(d)(3) and/or 14(d)(2) of the Securities Exchange Act of 1934, as amended."

       6.4 AMOUNT OF PAYMENT. The amount of payment to which an optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the price per share of Common Stock covered by the related option on the date the option was granted and the market price of a share of such Common Stock. Market price is defined to be the greater of (i) the highest price per share of Common Stock paid in connection with any Change in Control and
     (ii) the highest price per share of Common Stock reflected in the consolidated trading tables of THE WALL STREET JOURNAL (presently the New York Stock Exchange Composite Transactions quotations) during the 60-day period prior to the Change in Control.

       6.5 FORM OF PAYMENT. Payment of the amount to which an optionee is entitled upon the exercise of Limited Rights, as determined pursuant to
     Section 6.4, shall be made solely in cash.

       6.6 EFFECT OF EXERCISE. If Limited Rights are exercised, the Stock Options, Incentive Stock Options, Reload Options and Alternate Appreciation Rights, if any, related to such Limited Rights cease to be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised.

     Upon the exercise or termination of the options, and Alternate Appreciation Rights, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares as to which the related options and Alternate Appreciation Rights were exercised or terminated; provided, however, that with respect to Stock Options, Incentive Stock Options and/or Alternate Appreciation Rights that are terminated as a result of the termination of the optionee's employment status, the Limited Rights awarded in tandem therewith shall not terminate and such Limited Rights shall remain exercisable during the Exercise Period for any optionee who:

       (a) was employed by the Company at the time of the Change in Control and is subsequently terminated by the Company other than for just cause; or

       (b) voluntarily terminates if such termination was the result of a good faith determination by the optionee that, as a result of the Change in Control, he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control.

       As used herein, "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony or excessive absenteeism unrelated to illness.

       6.7 RETIREMENT OR DISABILITY. Upon termination of the optionee's employment (including employment as a director of this Company after an optionee terminates employment as an officer or key employee of this Company) by reason of permanent disability or retirement (as each is determined by the Committee), the optionee may, within six months from the date of termination, exercise any Limited Right to the extent such Limited Right is exercisable during such six-month period.

       6.8 DEATH OF OPTIONEE OR TERMINATION FOR OTHER REASONS. Except as provided in Sections 6.7 and 6.9, or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the optionee's employment or upon the death of the optionee.

       6.9 TERMINATION RELATED TO A CHANGE IN CONTROL. The requirement that an optionee be terminated by reason of retirement or permanent disability or be employed by the Company at the time of exercise pursuant to Sections 6.7 and 6.8 respectively, is waived during the Exercise Period as to any optionee who (i) was employed by the Company at the time of the Change in Control and (ii) is subsequently terminated by the Company other than for just cause or who voluntarily terminates if such termination was the result of a good faith determination by the optionee that as a result of the Change in Control he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control. As used herein "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.


                                  ARTICLE VII

                             Restricted Stock Units

       7.1 AWARD OF RESTRICTED STOCK UNITS. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any participant restricted rights to receive either cash or shares of Common Stock ("Restricted Stock Units"). At the time it grants any Restricted Stock Units, the Committee shall determine whether the payment of such Restricted Stock Units shall be conditioned upon either (i) the participant's continued employment with the Company throughout a stated period; or (ii) the attainment of certain predetermined performance targets during a stated period.

       7.2 RESTRICTED STOCK UNIT AGREEMENTS. Restricted Stock Units granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine.

       7.3 LENGTH OF RESTRICTION PERIOD. Upon making an award, the Committee shall determine (and the Restricted Stock Unit Agreement shall state) the length of the applicable period during which employment must be maintained or certain performance targets must be attained (the "Restriction Period"). Restriction Periods will normally be from three to five years; however, the Committee may establish other time periods in its sole discretion.

       7.4 NUMBER OF RESTRICTED STOCK UNITS. Upon making an award, the Committee shall determine (and the Restricted Stock Unit Agreement shall state) the number of Restricted Stock Units granted. The initial number of Restricted Stock Units granted may be adjusted by a performance factor, in accordance with Section 7.8, to be applied at the conclusion of the Restriction Period to determine the final number of Restricted Stock Units to be paid.

       7.5 DIVIDEND EQUIVALENT. At the Committee's discretion, a holder of Restricted Stock Units will be entitled to receive payment from the Company in an amount equal to each cash dividend

     ("Dividend Equivalent") the Company would have paid to such holder had he, on the record date for payment of such dividend, owned of record shares of Common Stock equal to the number of Restricted Stock Units which had been awarded to such holder as of the close of business on such record date. Payment of the Dividend Equivalent is expressly conditioned on continued employment with the Company at the time of payment. Each such payment shall be made by the Company on the payment date of the cash dividend in respect of which it is to be made, or as soon as practicable thereafter.

       7.6 PAYMENT OF RESTRICTED STOCK UNITS. (a) Payment in respect of Restricted Stock Units conditioned solely upon the participant's continued employment with the Company throughout the Restriction Period shall be made within 90 days after the Restriction Period for such units has ended.

       (b) Payment in respect of Restricted Stock Units conditioned upon the attainment of performance targets shall be made to the holder thereof within 90 days after the Restriction Period for such units has ended, but only to the extent the Committee determines that the applicable performance targets have been met and subject to any adjustment made to the number of Restricted Stock Units which shall be paid, pursuant to Section 7.8(b).

       7.7 FORM OF PAYMENT. Payment for Restricted Stock Units shall be made in cash, shares of Common Stock or partly in cash and partly in Common Stock as the Committee shall determine in its sole discretion. To the extent that payment is made in cash, the amount shall be determined by multiplying the number of Restricted Stock Units paid out by the fair market value of a share of Common Stock as of the close of business on the day after the Restriction Period has ended. To the extent that payment is made in Common Stock, the number of shares paid shall be equal to the number of Restricted Stock Units so paid out.

       7.8 PERFORMANCE TARGETS. (a) Upon the award of Restricted Stock Units, the Committee may establish (and the Restricted Stock Unit Agreement shall state) the performance targets to be attained within the Restriction Period as a condition of such units being paid out. Performance targets may be based entirely on each participant's business unit goals, or partially on business unit goals and partially on corporate goals, or entirely on corporate goals. Goals may include qualitative as well as quantitative measures. Performance targets may be adjusted during the Restriction Period, at the Committee's sole discretion, to reflect extraordinary events beyond management's control.

       (b) Attainment by the participant of performance targets in respect of a Restriction Period will result in 100% of the Restricted Stock Units being paid out. Attainment of performance below the performance targets in respect of a Restriction Period shall result in a proportionate amount of the value of the units (on a scale from 0 to 100%) being paid out, as determined by the Committee.

       7.9 TERMINATION OF EMPLOYMENT. Except as provided in Sections 7.10 and 7.11, or except as otherwise determined by the Committee, all Restricted Stock Units granted to a participant under the Plan shall terminate upon termination of the participant's employment with the Company prior to the end of the Restriction Period applicable to such Restricted Stock Units, and in such event the participant shall not be entitled to receive any payment in respect thereof.

       7.10 DEATH, DISABILITY OR RETIREMENT. In the event that the employment of a holder of Restricted Stock Units shall terminate during a Restriction Period by reason of death, permanent disability or retirement (as disability and retirement are determined by the Committee), such holder shall be entitled to receive upon the expiration of the Restriction Period, payment in respect of said Restricted Stock Units, as adjusted. Such units shall be adjusted by multiplying the amount thereof by a fraction, the numerator of which shall be the number of full and partial calendar months between the date of award of the Restricted Stock Units and the date that employment terminated, and the denominator of which shall be the number of full and partial calendar months from the date of award to the end of the Restriction Period.

       7.11 ACCELERATION OF RESTRICTED STOCK UNITS. (a) Notwithstanding any provisions to the contrary in Restricted Stock Unit Agreements or the provisions of Sections 7.1 through 7.8, if there is a Change in Control of the Company all outstanding Restricted Stock Units shall be payable in shares of Common Stock, regardless of whether the applicable Restriction Period has expired and regardless of whether the applicable performance targets have been met.

       (b) In the event of the occurrence of a Change in Control, the holder of Restricted Stock Units shall be entitled to receive payment thereunder within 90 days following the date of occurrence of such event.

       (c) If a participant was employed by the Company at the time of the Change in Control and is subsequently terminated by the Company other than for just cause or who voluntarily terminates if such termination is the result of a good faith determination by the participant that as a result of the Change in Control he is unable to effectively discharge the duties of the position which he occupied just prior to the Change in Control, within the 90-day period as described in subsection (b), he shall be eligible to receive payment of Restricted Stock Units as provided in subsections (a) and (b). As used herein, "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness.

                                  ARTICLE VIII
                                 Miscellaneous

       8.1 GENERAL RESTRICTION. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock, is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

       8.2 NON-ASSIGNABILITY. No award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

       8.3 WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the participant to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

       8.4 RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

       8.5 NON-UNIFORM DETERMINATIONS. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

       8.6 RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to such recipient.

       8.7  DEFINITIONS.  In this Plan the following definitions shall apply:
     (a) "Subsidiary" means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Sun Company, Inc. or any subsidiary thereof.

       (b) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sun Company, Inc.

       (c) "Fair market value" as of any date and in respect of any share of Common Stock means the opening price on such date of a share of Common Stock (which price shall be the closing price on the previous trading day of a share of Common Stock on the New York Stock Exchange Composite Transactions as reflected in the consolidated trading tables of THE WALL STREET JOURNAL or any other publication selected by the Committee), provided that, if shares of Common Stock shall not have been traded on the New York Stock Exchange for more than 10 days immediately preceding such date or if deemed appropriate by the Committee for any other reason, the fair market value of shares of Common Stock shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

       (d) "Option" means Stock Option, Incentive Stock Option or Reload Option.

       (e) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option, Incentive Stock Option or Reload Option.

       8.8 LEAVES OF ABSENCE. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leave of absence.

       8.9 NEWLY ELIGIBLE EMPLOYEES. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

       8.10 ADJUSTMENTS. In any event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to options theretofore granted under the Plan, the option price of options theretofore granted under the Plan, the amount of Restricted Stock Units theretofore awarded under the Plan, the performance targets referred to in Section 7.8 and any and all other matters deemed appropriate by the Committee.

       8.11 AMENDMENT OF THE PLAN. (a) The Committee may, without further action by the shareholders and without receiving further consideration from the participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

       (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 8.10), (ii) extend the period during which any award may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a participant, affect the participant's rights under an award previously granted.